                                  EXHIBIT 23(A)
                         CONSENT OF INDEPENDENT AUDITORS



 We consent to the incorporation by reference and use of our report dated January 18, 2001 on the consolidated financial statements of United Bancorp, Inc. and Subsidiary as of December 31, 2000 and for the year ended December 31, 2000, which appears on page A-16 of United Bancorp, Inc.'s definitive Proxy Statement for the 2001 Annual Meeting of Shareholders, in United Bancorp, Inc.'s previously filed Registration Statement No. 333-55680 on Form S-8 pertaining to the United Bancorp, Inc. 1999 Stock Option Plan.


                                 /S/ Crowe, Chizek and Company LLP
                                ----------------------------------------------
                                Crowe, Chizek and Company LLP

 Grand Rapids, Michigan
 March 23, 2001







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